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                                                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Cubist Pharmaceuticals, Inc., on Forms S-3 (File nos. 333-33883 and 333-64943) and Forms S-8 (File nos. 333-25707, 333-65385 and 333-65383) of
our report dated February 15, 1999, on our audits of the financial statements of Cubist Pharmaceuticals, Inc., as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


                                          /s/ PricewaterhouseCoopers LLP
                                          -------------------------------


Boston, Massachusetts
March 16, 1999